Exhibit 10.8

PROMISSORY NOTE

                                                                         February 28, 2005

FOR VALUE RECEIVED, Nurescell Inc. (“Maker”) hereby promises to pay in lawful money of the United States, in immediately available funds, to 412S, LLC (“Payee”), or order, at 914 Westwood Boulevard, Suite 809, Los Angeles, California, or at such other place as may be designated in writing by the holder of this Promissory Note (the "Note"), the aggregate principal amount shown on the attached Exhibit “A” (which shall be deemed automatically amended to add the “Principal Amount” of each additional amount that is loaned to Maker by Payee after the date of this Note), together with interest thereon calculated and payable as set forth below.  This Note is not a "purchase money" obligation.

The aggregate principal amount of this Note shall bear interest at the rate of ten percent (10%) per annum, with interest accruing on each amount on the attached Exhibit “A” commencing on the date such amount was loaned to Maker.  The aggregate principal amount hereof, plus all accrued interest, shall be paid thirty (30) days after written demand by Payee.  Maker may prepay the aggregate principal amount of this Note at any time, without premium or penalty (such prepayment to include all accrued interest pursuant to this Note).  All payments under this Note shall be credited first to interest, then to principal.

The following events shall constitute a "Default" hereunder:  (i) if Maker fails to pay when due any payment hereunder; (ii) if proceedings under any bankruptcy or insolvency law are commenced by or against Maker, or if a general assignment for the benefit of creditors of Maker is made, or if a trustee or receiver of Maker's property is appointed; or (iii) if a default occurs under any provision of this Note not covered by clause (i) above, or any other agreement executed by Maker in connection with this Note, and such default is not cured by Maker within seven (7) days after notice to Maker.

To the extent not prohibited by applicable law, Maker agrees to reimburse the holder of this Note upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and related expenses) incurred by the holder of this Note in connection with or in any way related to the enforcement of the obligations of Maker hereunder.

Maker hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.  Maker agrees that Maker's liability on this Note shall not be affected by any renewal or extension of any time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes.

Any portion of this Note which may be held by any court of competent jurisdiction to be unenforceable shall be deemed severable and the balance of this Note shall be fully enforceable.

The holder hereof shall be entitled, upon the occurrence of a Default, to accelerate payment of the unpaid balance of this Note, in which event the entire unpaid principal balance hereof and all other amounts due hereunder shall immediately be due and payable without demand or notice.

In the event that any payment shall not be made on this Note when due, whether by acceleration or otherwise, Maker agrees to pay interest on such overdue payment from the due date until the date such payment is received by the holder of this Note at the maximum rate permitted by applicable law.

This Note is executed in and shall be governed by and construed in accordance with the laws of the State of California.

No delay or omission of Payee or any holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

IN WITNESS WHEREOF, Maker has caused this Note to be duly authorized, executed and delivered as of the date first set forth above.

Nurescell Inc.

By:/s/ Arthur Lyons

   Arthur Lyons, President and

     Secretary

                                             EXHIBIT “A”

Principal Amount

$25,000.00

* Automatically amended to add the “Principal Amount” of each additional amount that is loaned to Maker or provided for its benefit by Payee after the date of this Note, such amendment to be deemed made at the time each loan is made.